EXHIBIT (j)(1)


                          INDEPENDENT AUDITORS' CONSENT

     We hereby consent to the use in this Post-Effective Amendment No. 78 to the Registration Statement (1933 Act File No. 02-22019) of Eaton Vance Growth Trust on Form N-1A of our report dated December 18, 2001, relating to the financial statement of the Large-Cap Growth Portfolio, which appears in such Registration Statement.

     We also consent to the reference to us under the heading "Other Service Providers" in the Statements of Additional Information which are part of this Registration Statement.


                                             /s/ Deloitte & Touche LLP
                                             --------------------------
                                             DELOITTE & TOUCHE LLP

December 20, 2001
Boston, Massachusetts